UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2005

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

 Delaware                                      1-9273                          75-1285071
  (State or Other Jurisdiction                          (Commission File Number)              (IRS Employer Identification No.)
         of Incorporation)

                  4845 US Highway 271 North
                            Pittsburg, Texas                                         75686-0093
         (Address of Principal Executive Offices)                               (ZIP Code)

Registrant's telephone number, including area code: (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE REGARDING THIS AMENDMENT TO FORM 8-K

This Amendment to Form 8-K is being filed to correct an error that arose in the process of Edgarizing the registrant's Form 8-K dated December 30, 2005 as filed on January 6, 2006 (the "Original 8-K"'). In the last sentence of the first paragraph of Item 2.05. Costs Associated with Exit or Disposal Activities of the Original 8-K, the reference to “net book value of approximately $.62 million” should have read “net book value of approximately $6.2 million”. Other than this revision, no other changes are made by this Amendment and all other information included in the original 8-K is unchanged.

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2005, the Board of Directors of Pilgrim's Pride Corporation (the "Company") adopted the Amended and Restated Pilgrim's Pride Corporation 2005 Deferred Compensation Plan (the "Amended Plan"), which amended and restated the Pilgrim's Pride Corporation 2005 Deferred Compensation Plan (the "Plan") originally adopted on December 21, 2004, in order to reflect additional guidance under the deferred compensation rules set forth in Section 409A of the Internal Revenue Code (the "Code"), including, but not limited to, clarifying the process for making deferral elections, the effect of revising deferral elections, updating distribution procedures and permitting termination distributions prior to retirement. Among the changes to the Plan, under the Amended Plan a participant may rescind or modify his deferral election to the extent permitted under Code Section 409A by filing the appropriate form provided by the Administrative Committee. In addition, the distribution procedures in the Amended Plan were modified by eliminating the requirement that a participant attain age fifty-five before being eligible to receive termination installment payments and by adding additional installment payment options. The Amended Plan also sets forth limited circumstances under which Code Section 409A would permit the Company to delay distributions. In terms of participating companies outside the United States, the Amended Plan provides the Administrative Committee with the authority to adopt additional plan rules to comply with the laws of a foreign jurisdiction. The changes to the Plan are generally effective retroactive to January 1, 2005.

The Company's Amended Plan is a nonqualified, unfunded deferred compensation and supplemental savings plan that permits a select group of management or highly compensated employees to defer the receipt of base salary or bonus. The Company has the ability to make contributions to a participant’s account. A participant is always fully vested in the amounts deferred to the Amended Plan; however, any Company contributions are subject to a six year graded vesting schedule. A participant may elect to receive a distribution upon separation from service with the Company or a participating subsidiary, on a specified payment date or in connection with a "Hardship Distribution" as defined in the Amended Plan and, depending upon the participant’s election, distributions will be paid as a lump sum or in quarterly installments over a specified period. Separate distribution elections may be made with respect to each plan year balance. Notwithstanding the foregoing to the contrary, if on a payment date the participant’s vested account balance is $50,000 or less, then the amount to be distributed will be paid in a lump sum. Amounts deferred under the Amended Plan are to be deemed to be invested in certain approved investments designated by the Oversight Committee of the Board of Directors, although the Oversight Committee in its discretion may grant each participant the right to designate how the funds in the participant's account shall be invested.

The Amended Plan is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

As referenced in the Company's Proxy Statement for its 2006 Annual Meeting, on November 30, 2005, the Audit Committee pre-approved the Company entering into a services agreement, a transportation agreement and a ground lease agreement with Pat Pilgrim, the son of Lonnie "Bo" Pilgrim, the Company's Chairman and largest stockholder. Accordingly, the Company entered into a vendor service agreement and a transportation agreement on January 3, 2006 and a ground lease agreement on January 4, 2006 with Pat Pilgrim (collectively, the "Agreements"). The vendor service agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference, provides that Pat Pilgrim will provide services to the Company as mutually agreed upon by the parties for specified fees and charges. The transportation agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference, provides that Pat Pilgrim will provide motor contract carrier services to the Company for the transportation of grain products and other goods and will be compensated for each shipment in accordance with the rates set forth on IBIDTransport.com, a web-based rate management system, or based on the delivery destination of the cargo, the total number of tons of cargo hauled and the agreed upon rate as contained in the applicable purchase order. The ground lease agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference, provides for Pat Pilgrim to lease certain land from the Company for rent payments of $21,833.50 per year. Management believes the terms of each of the Agreements are substantially similar to those obtainable from unaffiliated parties.

The foregoing summary of the Agreements is qualified in its entirety by the terms and conditions of the Agreements.

Item 2.02. Results of Operations and Financial Condition.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On January 3, 2006, the Company issued a press release announcing that it had revised its previously issued earnings guidance for its first quarter of fiscal 2006.

The press release is furnished as Exhibit 99.1 to this Current Report.

Item 2.05. Costs Associated with Exit or Disposal Activities.

     On December 30, 2005, the Company committed to the restructuring of its turkey operations described in the above-referenced press release, which will result in the Company ceasing the production of ground turkey and cooked turkey deli breast meat items at its Franconia, Pennsylvania further processing plant effective March 3, 2006.  As referenced in the press release, the Company expects to take a charge for inventory valuation adjustments in its fiscal quarter ended December 31, 2005 that could be as much as $4 million related to inventories and supplies of the restructured operations.  In addition, the Company expects that it may dispose of equipment related to the restructured operations having a net book value of approximately $6.2 million, which would result in additional charges being recorded during the remainder of fiscal 2006.

Forward-Looking Statements: Statements contained in this Current Report that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of the Company and its management, including the earnings guidance for the first quarter of fiscal 2006 and the Company's expectations regarding the financial effects of the restructuring of its Turkey operation, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward- looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in the Company's flocks or elsewhere, affecting the Company's ability to conduct its operations and/or demand for the Company's poultry products; contamination of the Company's products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting the Company's operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of the Company's largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; management of the Company's cash resources, particularly in light of the Company's leverage, and restrictions imposed by and as a result of, the Company's leverage; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in the Company's Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number Description

10.1	Amended and Restated Pilgrim's Pride Corporation 2005 Deferred Compensation Plan

10.2	Vendor Service Agreement

10.3	Transportation Agreement

10.4	Ground Lease Agreement

99.1	Press Release dated January 3, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            PILGRIM'S PRIDE CORPORATION

Date: January 6, 2006                                 By: /s/ Richard A. Cogdill
            Richard A. Cogdill
                Executive Vice President, Chief Financial Officer,
                Secretary and Treasurer

Exhibit Index
Exhibit
Number Description

10.1	Amended and Restated Pilgrim's Pride Corporation 2005 Deferred Compensation Plan

10.2	Vendor Service Agreement

10.3	Transportation Agreement

10.4	Ground Lease Agreement

99.1	Press Release dated January 3, 2006